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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated October 30, 2001, and to all references to our Firm included in or made a part of this Registration Statement of Nuveen Real Estate Income Fund.

ARTHUR ANDERSEN LLP

Chicago, Illinois
December 27, 2001